SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio	44706-2798
(Address of Principal Executive Offices)	(Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.07 Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Shareholders of The Timken Company held on May 7, 2013, the shareholders of the Company:

(1) elected the twelve Directors set forth below to serve for a term of one year expiring at the annual meeting in 2014 (or until their respective successors are elected and qualified);

NOMINEES	FOR	WITHHOLD	BROKER NON- VOTES
John M. Ballbach	75,484,183	8,865,999	6,212,251
Phillip R. Cox	74,250,641	10,099,541	6,212,251
Diane C. Creel	75,287,959	9,062,223	6,212,251
James W. Griffith	74,167,333	10,182,849	6,212,251
John A. Luke, Jr.	61,228,040	23,122,142	6,212,251
Joseph W. Ralston	62,954,396	21,395,786	6,212,251
John P. Reilly	75,305,192	9,044,990	6,212,251
Frank C. Sullivan	63,397,099	20,953,083	6,212,251
John M. Timken, Jr.	50,269,578	34,080,604	6,212,251
Ward J. Timken	70,383,684	13,966,498	6,212,251
Ward J. Timken, Jr.	71,223,366	13,126,816	6,212,251
Jacqueline F. Woods	61,105,091	23,245,091	6,212,251

(2) ratified the selection of Ernst & Young LLP as its independent auditor for the year ending December 31, 2013;

FOR	AGAINST	ABSTAIN
87,448,597	2,415,211	698,625

(3) approved, on an advisory basis, the resolution set forth below regarding named executive officer compensation;

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
73,634,828	9,875,285	839,910	6,212,251

(4) approved amendments to the Company’s Amended Articles of Incorporation to reduce certain shareholder voting requirements;

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
81,449,792	2,149,454	750,920	6,212,251

(5) approved amendments to the Company’s Amended Regulations to reduce certain shareholder voting requirements; and

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
81,440,767	2,158,831	750,571	6,212,251

(6) approved a shareholder proposal recommending that the Board of Directors engage an investment banking firm to effectuate a spin-off of the Company’s steel business segment into a separately-traded public company.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
44,650,584	38,994,420	702,181	6,212,251

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: May 8, 2013

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